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                                                                   EXHIBIT 10.34


                          [BANK OF AMERICA LETTERHEAD]


November 1, 1999

Tandy Brands Accessories, Inc.
Arlington, Texas

Re: Uncommitted Line of Credit

Gentlemen:

Bank of America, N.A. ("Bank of America") is pleased to provide an uncommitted $25,000,000 Money Market Line to Tandy Brands Accessories, Inc. ("TBA") upon the following terms and conditions:

Money Market Line:         An uncommitted $25,000,000 Money Market Line (the
                           "Line") which shall be on an "as available" basis.
                           Bank of America shall have no obligation to make any advance under the Line. TBA may also request under the Line that Bank of America (a) issue standby letters of credit and documentary letters of credit
                           ("Letters of Credit") and (b) create banker's acceptances ("Acceptances"). The aggregate amount of
                           (y) all undrawn amounts, and all amounts drawn and not reimbursed under any Letters of Credit, and (z) all outstanding Acceptances, shall be reserved under the Line and shall not be available for advances thereunder.

Minimum Advance:           $100,000, or any integral multiple of $25,000 in
                           excess of such amount.


Terms of Advances:         TBA may request an advance under the Line not later
                           than 11:30 a.m. (i) on the business day such advance is requested to be made if the maturity date of such advance is for no more than 29 days, or (ii) at least
                           2 business days prior to the business day such advance is requested to be made if the maturity date of such advance is for more than 29 days. The amount, interest rate (which shall be


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Tandy Brands Accessories, Inc.
November 1, 1999
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                              computed on the basis of actual days elapsed over
                              a 360 day year) and maturity date of each advance (which may not be more than 90 days after the date of such advance) will be agreed upon by Bank of America and TBA on or before such advance is made (failing which such advance will not be made) and such agreement shall be promptly confirmed in writing from Bank of America to TBA, which confirmation shall be conclusive in the absence of manifest error.

Availability Period:          Advances may be requested from the date of
                              acceptance of this letter by TBA to the date either Bank of America or TBA, in its sole discretion, terminates the Line in writing. In the event Bank of America elects to terminate the Line, Bank of America may, in its sole discretion, demand that any outstanding advances be repaid, with accrued interest, on the effective date of termination.

Promissory Note:              Advances will be evidenced by a master revolving
                              promissory note (the "Note") in the form of Exhibit A attached hereto. The terms of each advance will be recorded by Bank of America on the grid attached to the Note, but the inaccuracy, or the failure of Bank of America to make any such recordation shall not affect the obligations of TBA under the Note.

Payments Prior to Maturity:   If TBA elects or is required (other than upon
                              demand by Bank of America made at a time that no default otherwise exists) to repay all or any part of any advance prior to its agreed upon maturity, TBA shall, at the request of Bank of America, pay to Bank of America such amount as Bank of America determines is necessary to compensate Bank of America for any breakage costs.

Default: Advances under the Line are payable on demand, but if no demand is made, on the maturity date of the particular advance. A default shall be deemed to exist under the


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Tandy Brands Accessories, Inc.
November 1, 1999
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                              Note and Bank of America shall be entitled to
                              accelerate the indebtedness evidenced by the Note and exercise its other available remedies in the event TBA fails to repay any advance, or accrued interest thereon, on demand or when due or upon the occurrence of a default or event of default, at maturity or permitting acceleration, under any agreement for money borrowed or for the deferred purchase price of property under which TBA is liable in an amount of $1,000,000 or more. In addition, the Line will be automatically terminated and the indebtedness evidenced by the Note will be automatically accelerated upon the insolvency of TBA or the commencement by or against (if not dismissed within 60 days) TBA of any bankruptcy, insolvency, moratorium or other debtor relief proceeding.

Additional Requirements:      TBA shall provide Bank of America the following
                              information.

                              1. Copy of the audited consolidated FYE financial statement of Borrower as soon as available or within one hundred twenty (120) days after the close of each fiscal year.

                              2. Copy of the consolidated quarterly financial statements of Borrower as soon as available or within forty-five (45) days after the close of each fiscal quarter.

                              3. With each financial statement, a copy of TBA's compliance certificate required under its financial agreements with Wells Fargo HSBA Trade Bank, N.A. and Bank of America.

Notification:                 TBA shall notify Bank of America in writing within
                              five (5) business days regarding any
                              modifications, amendments, waivers, etc. to its existing credit agreement with Wells Fargo HSBC
                              Trade Bank, N.A.

Governing Law:                Texas

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Tandy Brands Accessories, Inc.
November 1, 1999
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THIS WRITTEN AGREEMENT, TOGETHER WITH THE NOTE, REPRESENT THE FINAL AGREEMENT
BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

Very truly yours,

BANK OF AMERICA, N.A.


/s/ VINCE LIBERIO

By:    Vince Liberio
Title: Senior Vice President

Accepted and Agreed To:

TANDY BRANDS ACCESSORIES, INC.

By: /s/ STANLEY T. NINEMIRE
   --------------------------------
Title: CFO
      -----------------------------
NAME:  STANLEY T. NINEMIRE

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                                                                     Exhibit "A"

                                      NOTE

$25,000,000                     Fort Worth, Texas               November 1, 1999

          For value received, TANDY BRANDS ACCESSORIES, INC., a Delaware Corporation (the "Borrower"), promises to pay to the order of Bank of America, N.A. (the "Bank") the unpaid principal amount of each advance made by the Bank to the Borrower pursuant to the Letter Agreement referred to below ON DEMAND or, if not theretofore demanded, on the maturity date therefor determined in accordance with the Letter Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such advance ON DEMAND or, if not theretofore demanded, on such maturity date and at the rate determined in accordance with the Letter Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of the Bank, 500 West Seventh Street, Fort Worth, Texas 76102-4700.

          All advances made by the Bank, the respective interest rates applicable thereto and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the inaccuracy of, or the failure of the Bank to make, any such recordation shall not affect the obligations of the Borrower hereunder.

          This note is the Note referred to in the Letter Agreement dated as of November 1, 1999 between the Borrower and the Bank (as the same may be amended from time to time, the "Letter Agreement"). Reference is made to the Letter Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                        TANDY BRANDS ACCESSORIES, INC.

                                        By: /s/ STANLEY T. NINEMIRE
                                           -------------------------------------
                                        Title: CFO
                                              ----------------------------------
                                        Name: STANLEY T. NINEMIRE
                                             -----------------------------------